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EXHIBIT 4.1

Number                        Shares

Common Stock                  CUSIP 671061 10 9
                              See reverse for certain definitions

                  THE O.T. MINING CORPORATION
      Incorporated under the laws of the State of Montana

     This Certifies that ________________________________ is the owner of ________________________________________________________
FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK, NO PAR
VALUE OF THE O.T. MINING CORPORATION

transferable only on the books of the Company by the holder hereof in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Certificate of Incorporation, as amended from time to time (copies of which are on file with the Company) to all of which the holder by acceptance hereof assents. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

WITNESS the seal of the Company and the signatures of its duly authorized officers.

SEAL

____________________________       ____________________________
Secretary                          President

BACK
                  THE O.T. MINING CORPORATION

     A statement of the rights, preferences, privileges and restrictions granted to, or imposed upon each authorized class or series of shares, may be obtained without charge from the Secretary of the Corporation at its principal executive office offices.

     The following abbreviations, when used in the inscription on the fact of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM             as tenants in common
TEN ENT             as tenants by the entireties
JT TEN              as joint tenants with right of survivorship
                    and not as tenants in common
UNIF GIFT MIN ACT   ________________________ (Custodian) Custodian
                    ________________________ (Minor) under Uniform
                    Gifts to Minors Act ___________ (State)

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     For value received, ___________ hereby sell, assign and
transfer unto ____________________________________________ (Please insert Social Security or other Identifying Number of Assignee)
__________________________________________________________________
_________________________________________________________________
(Please print or typewrite name and address including postal zip code or assigned) ________________________ Shares of the Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint ________________________ Attorney to transfer the said stock on the books of the within named Company with full power of substitution in the premises.

     Dated ______________________


                    ____________________________________

NOTICE. THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY
PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE
WHATEVER.